EXHIBIT 14

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in AXA's Registration Statements on Form S-8 (Nos. 333-109227, 333-104438, 333-99083, 333-91900, 333-75600, 333-70516, 333-9212, 333-12088 and 333-12944) and on Form F- 3 (Nos. 333-12872 and 333-12956) of our report dated February 26, 2004 relating to the consolidated financial statements and financial statement schedule, which appears on page F-1 of AXA’s Annual Report on Form 20-F for the year ended December 31, 2003.

PricewaterhouseCoopers Audit Catherine Pariset Paris, France June 25, 2004